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                                                                      Exhibit 16


                                                                    [Letterhead]
                                                           Deloitte & Touche LLP
                                                          101 West Second Street
                                                           Davenport Iowa, 52801


July 31, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Eagle Food Centers, Inc. ("the Company") dated July 28, 2000.

Yours truly,


DELOITTE & TOUCHE LLP
Davenport, Iowa